Exhibit 10.121

AMENDMENT NO. 1

THIS Amendment No. 1 (hereinafter the “Amendment”) to the Sponsored Research Agreement effective March 19, 2013 (hereinafter the “Agreement”) between Save The World Air, Inc. (“Sponsor”) and Temple University—Of The Commonwealth System of Higher Education (“University”) is now agreed to by the parties as follows:

WHEREAS, the parties wish to replace the original scope-of-work and budget as described in “Appendix A” of the Agreement with “Exhibit A” (Revised Scope of Work and Budget) attached hereto.

WHEREAS, the Revised Scope of Work and Budget in Exhibit A is the result of the parties’ decision to redirect efforts to support testing related to the technology licensed by University to Sponsor, which was not in the Agreement scope of work;

WHEREAS, the parties wish to continue research on the originally agreed-upon Agreement scope-of-work while establishing a process for Sponsor to request additional support related to the technology licensed by University to Sponsor;

WHEREAS, the parties wish to reaffirm the terms of the original Agreement which protect Proprietary Information between the parties;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth below, the parties hereto agree to the following:

1.	The revision to the original scope-of-work and budget in Appendix A of the Agreement: The project shall include additional activities (“Licensed Product Support”) related to continued testing and development of intellectual property licensed to Sponsor by University, which is otherwise beyond the original scope-of-work related to new technology development (hereinafter “Research”). Such additional Licensed Product Support shall be described in the Revised Scope of Work and Budget.
2.	The Agreement is amended by replacing Appendix A of the Agreement with Exhibit A (Revised Scope-of-Work and Budget) attached to this Amendment.
3.	Amendment to Article 2 of the Agreement, Period of Performance: Temple, in order to meet the new demands of the Licensed Product Support, will require an extension to the Period of Performance, as defined in Article 2 of the Agreement.
4.	The Agreement is amended by extending the end date of the Period of Performance from April 1, 2014, to August 31, 2015.
5.	Agreement Article 5, Fiscal Considerations: Prior Licensed Product Support has resulted in an additional cost of Two Hundred Forty One Thousand Four Hundred and Eight U.S. Dollars ($241,408.00). Payment of such amount shall be made in two consecutive steps. The first payment has been made in the amount of One Hundred Thousand U.S. Dollars ($100,000.00) and is duly acknowledged by Temple. The second payment in the amount One Hundred Forty One Thousand Four Hundred Eight U.S. Dollars ($141,408.00) shall be made within ten (10) signature days of this Agreement. Thereafter, Sponsor shall make payments according to the quarterly Payment Schedule in Exhibit A to support the Research. The parties mutually agree that any and all additional accrual(s) from April 1, 2013, owed to Temple, will be suspended until ten (10) days after the last signature date of this Agreement. For any remaining balance from any prior research agreement, currently estimated at Two Hundred Fifty Eight Thousand Five Hundred Ninety Two U.S. Dollars ($258,592.00), such balance shall be paid over an eight fiscal quarter period, to begin on September 1, 2013, and in accordance with such event, the principal investigator, Rongjia Tao, shall provide monthly reports no later than the beginning of each following month.

6.	Article 5, Fiscal Considerations: If additional Licensed Product Support is requested by Sponsor during the Period of Performance and is not included in die Revised Scope of Work and Budget, such Licensed Product Support requests shall be made to University and approved in writing using the form in Exhibit B attached hereto and payment shall be made by Sponsor to University according to the terms set forth in Section 5.1 of the Agreement.
7.	The parties agree that any future work not specifically defined in Exhibit A, shall be mutually agreed to, in writing, through an amendment to the Agreement, or through a Licensed Product Support Request (Exhibit B) prior to the initiation of any work and that University will provide timely monthly reports, at least every thirty (30) days, to ensure that the Research or Licensed Product Support is progressing timely and as mutually agreed to. Reports concerning the Research or Licensed Product Support shall be delivered by University to Sponsor using the Report Template as provided in Exhibit C.
8.	The parties acknowledge that University personnel funded by Sponsor will not engage in competitive research related to Sponsor’s business activities.
9.	All business development activity related to Research, conducted by University on behalf of Sponsor, shall be solely directed for the benefit of Sponsor.
10.	University acknowledges and agrees that all researchers working for University on the Research supported by Sponsor shall continue to be bound by all terms of the Agreement not amended hereto, specifically the terms regarding Confidentiality.

The parties having agreed to modify the Agreement through the aforementioned terms and now manifest their intent to execute such amended terms by their respective signatures below:

Temple University - Of The Commonwealth System of Higher Education

_________________________________________

Kenneth H. Kaiser                                Date

Vice-president, Human Resources and Finance

Acknowledged and Agreed

_________________________________________

Rongjia Tao, Ph.D.                                Date

Principal Investigator

Save The World Air, Inc.

/s/ Cecil Bond Kyte

Cecil Bond Kyte                                Date

Chief Executive Officer, Save The World Air, Inc.

Exhibit A

Revised Scope-of-Work and Budget

Licensed Product Support.

(1) **The mesh screen hole size.** In this project, we will investigate how big holes we can have on the screen. The finite element calculation shows that with proper spacing for the grid screens such as in Fig.1, the pressure loss from the grids is moderate. For a heavy crude oil with viscosity 210 cSt, moving at 5ft/s in 6-in diameter pipeline, the pressure loss is 0.26Psi per screen. For a device with 41 screens, the pressure loss is about 10.66 psi, moderate. For the screen in Fig.1, the rocks with diameters less than 0.3125in (0.793cm) should have no problem to pass the device.

− + − + −

Fig.1, (a) The grid pack of the first AOT device. (b) The outline of the arrangement of electrodes.

With increasing the size of screen holes, the pressure loss will be further reduced. On the other hand, the electric field will become non-uniform. Therefore, we need to study how the electric field is affected by large screen holes. Through this study, we should be able to find the best screen design for our device.

(2) **Reducing the current through our device.** During our lab tests and field tests, we have found that the current in our high voltage device is very small for most crude oil. However, for some crude oil, the current is quite high once the high voltage power supply is turned on. This is because that the crude oil contains some metallic particles or high concentration of water. We need to find a way to reduce the current even with such crude oils. We have carried out some new design of electrodes. Some of them are working. We need to carry out thorough study about this issue, which is very important for our technology.

(3). **Ring Electrodes.** In addition, we will explore the alternative design of the viscosity reduction device: use rings for the electrodes. The new design is illustrated in Fig. 3. The electric field is produced by a set of rings, instead of screens. It is clear that the issue to jam the crude oil is disappeared with the rings. However, there are many important questions to be answered for this design before it can be applied on the device.

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Fig.3. The ring system for the viscosity reduction device.

First, we need to find the electric field between the rings, inside the device. For a device with metallic screens as shown in Fig.2, the electric field is quite uniform between the screens. Therefore, the required voltage to be applied on the electrodes is easy to determine. For a device made of rings, the electric field will not be uniform inside the device: it will be stronger at some places than that at other places. In addition, the electric field strength is not a simple function of the gap between the two neighboring rings. The ring's width and the ring's diameter also affect the electric field inside the device. Therefore, in this project, we will investigate how the electric field distribution inside the device is related to the gap between the neighboring rings, the ring width, and the ring diameter.

Second, we also need to find the electric field outside the device, i.e. outside the pipeline. For a device in Fig.2, the electric field outside the device is negligible; therefore, the device is safe. For the ring device in Fig.4, there is certainly an electric field outside the pipeline. Therefore, we need to determine it and relate it to the safety of our device.

We will carry out both experimental research and theoretical/numerical research to investigate this issue.

Budget.

The project will be for two years, $258,592.

Period of Performance: 9/1/2013 – 8/31/2015

Labor Costs:	120,928
Fringe Benefits:	29,323
Travel:	7,000
Lab Supplies:	11,763
Indirect Costs (Overhead):	89,578
Total:	$258,592

Payment Schedule

Payments of $32,344 shall be due to Temple on the first day of each quarter, starting September 1, 2013.

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Exhibit B

Licensed Product Support Request

Licensed Product Support ("Support") to be conducted by University at the request of Sponsor is descried as follows:

University Budget to perform Support is included below.

Total	Salary	Travel	Equipment Development	Data analysis	Sample Testing

SPONSOR ACKNOWLEDGES AND AGREES THAT UNIVERSITY HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SPONSOR AGREES THAT RESEARCH IS BEING OFFERED ON AN "AS IS", "WHERE IS" BASIS, AND UNIVERSITY DOES NOT MAKES ANY WARRANTY AS TO ITS USE OR PERFORMANCE.

Both University and Sponsor agree that Support is to be performed on strict guidelines restricted to time and budget, as identified herein. As such, both parties agree that should any additional work be required beyond the scope of Support stated herein, the parties will engage in mutually agreeable discussion(s) to allow for additional sources of funding for any additional work that is to be performed beyond the scope of Support.

Acknowledged and agreed by:

____

Kenneth H. Kaiser Date
Senior Associate Vice President for Finance and Human Resources

[signature] 8.20.13

Gregg Bigger Date
President & Chief Financial Officer, Save The World Air, Inc.

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Exhibit C

Report Template

CONFIDENTIAL REPORT

This Report must be submitted through an encrypted transmission

Completed by: Rongjia Tao, Ph.D. (PI)

Date Submitted:

Period of Activity:

Research Results Achieved:

Analysis of Research

Progress Toward Achieving Research Goals

Allocation of Efforts by PI and Personnel under PI's Direction

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SPONSORED RESEARCH AGREEMENT

THIS AGREEMENT, effective this day of 19 March 2012, by and between Temple University – Of the Commonwealth System of Higher Education (hereinafter referred to as "University") and Save The World Air, Inc. , having a principal place of business at: 735 State Street, Suite 500, Santa Barbara, CA 93101 (hereinafter referred to as "Sponsor").

RECITALS:

1. The research program contemplated by this Agreement is of mutual interest and benefit to University and Sponsor, will further the multiple missions of University (Instruction, Research, and Public Service) in a manner consistent with its status as a non-profit, tax-exempt, educational institution, and may derive benefits for Sponsor, University, and society by the advancement of science and engineering through discovery;

2. Sponsor has expressed a desire to engage University to create or enhance technologies that will assist in Sponsor's development and commercialization of new products and/or processes;

3. University's research capabilities reflect a substantial public investment which University, as a part of its mission, wishes to utilize in a cooperative and collaborative research effort with Sponsor in order to meet the above stated needs;

Article 1 – Definitions

As used herein, the following terms shall have the following meanings:

1.1 "Project" shall mean the research described in Appendix A hereof, under the direction of Dr. Rongjia Tao, Ph.D. (hereinafter referred to as "Principal Investigator").

1.2 "Intellectual Property" shall mean certain inventions and/or discoveries conceived and/or reduced to practice in performance of this Project and resulting in patents, divisions, continuations, or substitutions of such patent applications and all reissues thereof, upon which a University employee or agent is a named inventor.

1.3 "Proprietary Information" shall mean any written information and data marked proprietary or non-written information and data disclosed which is identified at the time of disclosure as proprietary and is reduced to writing and transmitted to the other party within sixty (60) days of such non-written disclosure.

Article 2 - Period of Performance

Period of performance shall be from April 1, 2012 to April 1, 2014 (hereinafter referred to as "Period of Performance").

Article 3 - Research Work

University shall commence the performance of Project on the first day of Period of Performance and shall use reasonable efforts to perform Project substantially in accordance with the terms and conditions of this Agreement.

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Article 4 - Reports

Upon receipt by University of the fiscal consideration identified in Section 5, the Principal Investigator shall furnish Sponsor with subsequent quarterly reports regarding Project as specified in Appendix A.

Article 5 - Fiscal Considerations

5.1 This is a Sponsor-funded Agreement. Total cost to Sponsor shall not exceed Five Hundred Thousand Dollars ($500,000.00) and payable in quarterly installments of Sixty-Two Thousand and Five Hundred Dollars ($62,500.00) by Sponsor to University. Payments shall be made by Sponsor within thirty (30) days of receipt of monthly invoices.

5.2 University shall retain title to any equipment purchased with funds provided by Sponsor under this Agreement.

5.3 In the event of early termination of this Agreement pursuant to Article 10 hereof, Sponsor shall pay all existing costs and non-cancelable obligations incurred by University as of the date of termination.

Article 6 - Publicity

Neither party to this Agreement will use the name of the other party, nor of any member of the other party's employees, in any publicity, advertising, or news release without the prior written approval of an authorized representative of that party.

Article 7 - Publication

7.1 It is the purpose of this clause, in conjunction with Article 8 - Confidentiality, to balance Sponsor's need to protect commercially feasible technologies, products, or processes with University's public responsibility to freely disseminate scientific findings for the advancement of knowledge. University recognizes that the public dissemination of information based upon Research performed under this Agreement cannot contain Proprietary Information nor should it jeopardize Sponsor's ability to commercialize Intellectual Property developed hereunder. Further, University acknowledges that commercially sensitive information related to the design or composition of specified products or processes is not of general interest, while its confidentiality may be critical to the commercialization of said products or processes. Similarly, Sponsor recognizes that the scientific results of Project must be publishable and, subject to the confidentiality provisions of the Agreement, may be presented in forums such as symposia or international, national or regional professional meetings, or published in vehicles such as books, journals, websites, theses, or dissertations.

7.2 University agrees not to publish or otherwise disclose Proprietary Information. Sponsor agrees that University, subject to review by Sponsor, shall have the right to publish results of Project which are not proprietary to the design or composition of specified products or processes derived from Project. Sponsor shall be furnished copies of any proposed publication or presentation at least thirty (30) days before submission of such proposed publication or presentation. During that time, Sponsor shall have the right to review the material for Proprietary Information provided by Sponsor and to assess the patentability of any invention described in the material. If Sponsor decides that a patent application should be filed, the publication or presentation shall be delayed an additional sixty (60) days or until a patent application is filed, whichever is sooner. At Sponsor's request, Proprietary Information provided by Sponsor shall be deleted.

Article 8 - Confidentiality

8.1 Prior to disclosure of Proprietary Information to University by Sponsor, Sponsor shall notify Principal Investigator of its intent to disclose Proprietary Information; and Principal Investigator shall have the right to decline receipt of said information. Said Proprietary Information shall be sent only to Principal Investigator.

8.2 Each party to this Agreement agrees to treat Proprietary Information received from the other with the same degree of care with which it treats its own Proprietary Information and further agrees not to disclose such

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Proprietary Information to a third party without prior written consent from the party disclosing Proprietary Information.

8.3 The foregoing obligations of non-disclosure do not apply to Proprietary Information which:

(a) was known to the recipient prior to the disclosure hereunder;

(b) was received from a third party not under an obligation of confidence to recipient;

(c) is in the public domain at the time of disclosure hereunder or subsequently entered the public domain without the fault of the recipient;

(d) has been independently developed by a third party that has not had access directly or indirectly to Proprietary Information, and such third party can substantiate any claim of independent development by written evidence; or

(e) is required to be disclosed by law.

8.4 Unless otherwise agreed to in writing, neither party hereto shall have any obligation of confidentiality under this Agreement after the earliest of either the fifth anniversary of the conclusion of Period of Performance or termination in accordance with Article 10.

Article 9 - Intellectual Property

9.1 The purpose of this clause is to balance Sponsor's ability to reasonably exploit, with due competitive advantage, the commercial viability of technologies, products, or processes that may arise from this Agreement with University's responsibility to ensure the broadest public benefit from the results of University research. University recognizes that one of the prime reasons Sponsor has entered into this Agreement is an effort to secure, through the creation or enhancement of technologies, a market position with regard to its products or processes. At the same time, Sponsor recognizes that University has an obligation to utilize the knowledge and technology generated by University research in a manner which maximizes societal benefit and economic development and which provides for the education of graduate and undergraduate students.

9.2 Pursuant to Article 4, University will disclose to Sponsor in writing any information that University deems may be relevant to Intellectual Property made during the Project performed hereunder. Such disclosure shall be provided and maintained by Sponsor in confidence pursuant to the terms of Article 8.
Sponsor shall have up to sixty (60) days from the receipt of the disclosure to inform University whether it elects to have University file a patent application thereon pursuant to the procedures set forth below.

9.3 All rights and title to Intellectual Property shall be subject to that Exclusive License Agreement between Temple and Company (as defined therein) dated August 1, 2011.

9.4 University shall file and prosecute patent applications, using counsel of University's choice after due consultation with Sponsor. University shall keep Sponsor advised as to all developments with respect to application(s) and shall supply copies of all papers received and filed in connection with the prosecution to Sponsor. Sponsor shall reimburse University for all costs incurred in connection with such preparation, filing, and prosecution of patent(s).

9.5 Within nine (9) months of the filing date of a U.S. patent application, the Sponsor shall provide to University a written list of foreign countries in which applications should be filed. If Sponsor elects to discontinue financial support of any patent prosecution, in any country, University shall, independent of Sponsor, be free to continue prosecution at University's expense. In such event, University shall have no further obligation to Sponsor in regard to such patent applications or patents.

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9.6 Copyright to copyrightable materials, including computer software, resulting from Project shall vest in University with a royalty-free license to Sponsor for its non-commercial use. Upon Sponsor's written request, University shall grant to Sponsor an option to license any such material(s) it wishes to develop for commercial purposes on reasonable terms and conditions, including a reasonable royalty, as the parties hereto agree in a subsequent writing.

9.7 Sponsor understands that University must comply with the provisions of the Bayh-Dole Act. To the extent that U. S. Government's approval may be deemed necessary to transfer license rights hereunder to Sponsor, Sponsor shall provide whatever reasonable assistance is required, and will reimburse University for all external costs associated therewith.

Article 10 - Termination

10.1 Either party may terminate this Agreement upon ninety (90) days prior written notice to the other.

10.2 In the event that either party hereto shall commit any material breach of or default in any terms or conditions of this Agreement, and also shall fail to reasonably remedy such default or breach within sixty (60) days after receipt of written notice thereof by the non-breaching party, the non-breaching party may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending notice of termination in writing to the other party to such effect. Termination shall be effective as of the day of the receipt of such notice.

10.3 Termination of this Agreement by either party for any reason shall not affect the rights and obligations of the parties accrued prior to the effective date of termination of this Agreement, except insofar as Sponsor's breach of contract for failure to make payments under Article 5 shall cause Sponsor to forfeit its rights under Article 9. The rights and obligations of Article 8 of this Agreement shall survive termination.

Article 11 - Independent Contractor

11.1 In the performance of the Project, both parties shall be deemed to be and shall be independent contractors.

11.2 Neither party hereto is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter. Neither party shall be bound by the acts or conduct of the other.

Article 12 - Indemnity

Each party assumes all risks of personal injury, bodily injury including death, and property damage caused by the negligent acts or omissions of that party. Except as provided above, Sponsor shall fully indemnify and hold harmless University against all claims and costs (including counsel fees) arising out of Sponsor's use and/or mis-use, commercialization, or distribution of information, materials or products which result in whole or in part from the research performed pursuant to this Agreement. Sponsor will hold University harmless from any claims arising from third party claims that the work performed hereunder infringes third party intellectual property rights. University has no knowledge of any such claims.

Article 13 - Notices

Notices, invoices, communications, and payments hereunder shall be deemed made if given by overnight courier or by registered or certified envelope, post prepaid, and addressed to the party to receive such notice, invoice or communication at the address given below or such other address as may hereafter be designated by notice in writing:

If to Sponsor:
Name/Title Cecil Bond Kyte, CFO Phone: 805 845 3581
Address 735 STATE STREET Fax: 805 845 4377
SUITE 500 Email: KYTE@STWA.COM
City/State/Zip SANTA BARBARA, CA
93101

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If to University: Eleanor M. Cicinsky
Senior Grants and Contracts Administrator
Office of Sponsored Programs
1938 Liacouras Walk, 2nd Floor
Philadelphia, PA 19122-6023

Phone: 215-204-8691
Fax: 215-204-7486
Email: ecicinsk@temple.edu

If Payment Matters: Research Accounting Services
Jeanette Pastelak, Director
RAS: 1852 N. 10th Street, 083-11
Philadelphia, PA 19122-6023

Phone: 215-962-2050

Email: pastelak@temple.edu

If Technical Issue:

PI	Dr.Rongjia Tao, Ph.D.	Phone:	215-204-7651
Title	Professor of Physics	Fax:	215-204-5652
Campus Address	BA212, Barton Hall Temple University	Email:	rtao@temple.edu
City/State/Zip	Philadelphia, PA 19122-6082		

Notice given pursuant to this Article shall be effective as of the day of receipt of notice.

Article 14 - Governing Law

Both parties agree to comply with all applicable federal, state, and local laws and regulations in the performance of this Project, as well as any requirements under any applicable protocol or statement of work. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

Article 15 - Dispute Resolution

In the event of any claim, dispute or controversy arising under, out of, or in connection with this Agreement, the parties shall appoint a representative and negotiate in good faith for a period of not less than sixty (60) days. If the representatives of the parties have not been able to resolve the dispute within such sixty (60) days, the parties shall have the right to pursue any other remedies legally and equitably available to resolve such dispute in either the Courts of the Common Pleas of Philadelphia County of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania, to whose jurisdiction for such purposes the University and Sponsor each hereby irrevocably consents and submits.

Notwithstanding the foregoing, nothing in this clause shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

Article 16 - General Provisions

16.1 *Non-assignability* -- The rights and obligations of the parties under this Agreement shall not be assignable without the prior written permission of the other party.

16.2 *Severability* -- If any provision hereof is held unenforceable or void, the remaining provisions shall be enforced to the extent possible in accordance with the terms herein.

16.3 *Entire Agreement* -- This Agreement contains the entire and only agreement between the parties respecting the subject matter hereof and supersedes or cancels all previous negotiations, agreements, commitments and writings between the parties on the subject of this Agreement. Should processing of this Agreement require issuance of a purchase order or other contractual document, all terms and conditions of said document are hereby deleted in

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entirety. This Agreement may not be amended in any manner except by an instrument in writing signed by the duly authorized representatives of each of the parties hereto.

16.4 *Export Control Regulations* – Sponsor agrees that it shall comply with all applicable export control regulations of the United States of America. Sponsor shall be responsible for obtaining all information regarding such regulations that is necessary for Sponsor to comply with such regulations.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed in duplicate as of the day and year first above written.

By An Authorized Official of University

Name: Kenneth H. Kaiser

Title: Senior Associate Vice President for Finance and Human Resources

Date: 3/22/12

By An Authorized Official of Sponsor

Name: Cecil Bond Kyte

Title: CFO

Date: 3-19-2012

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APPENDIX A
PROJECT

A Research Proposal Submitted to:

Save The World Air, Inc. (STWA)

By

Rongjia Tao, Ph.D.

Professor of Physics

Department of Physics, Temple University

1900 N 13th Street, Philadelphia, PA 19122

Tel: (215) 204-7651; Fax: (215) 2-4-5652

E-mail: rtao@temple.edu

1. Introduction

Recent successful test of crude oil viscosity reduction device at RMOTC makes it urgent to further develop the applied oil technology (AOT) and make it ready for the demands from pipelines. In this project, we will investigate the new design of the viscosity reduction device.

Our technology is illustrated in Fig.1. The crude oil flows from left to right along a pipe. Initially at the left, the viscosity is high. When the oil passes a strong local electric field, the suspended particles

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are polarized by the electric field. The induced dipolar interaction forces the nanoscale particles to aggregate into micrometer-size short chains or ellipsoids. They are of streamline shape since the electric field is parallel to the flow direction. The local electric field is produced by metallic grids in Fig.1, which is the design of the first AOT.

Fig.1 As the fuel flow passes a strong local electric field, the suspended particles aggregate along the field direction, and the viscosity is reduced.

Fig. 2. (a) The grid pack of the first AOT device. (b) The outline of the arrangement of electrodes.

Fig.3. The screen in has hole diameters of 0.3125 inches that are spaced at 7/16 inches on center in all directions. The screen is 0.1196 inches thick (11 gage steel).

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In fact, the first AOT device used the multiple grids as shown in Fig.2. The grid system shown in Fig2b has alternative negative and positive electrodes. The negative electrodes are grounded. The test at RMOTC shows that such a device works very well. On the other hand, some oil companies are concerned with the screens used in the device. They are afraid that in case there are rocks inside the oil, the screen holes may not be big enough for the rocks to pass. This project will address these issues.

In addition, we will also carry out research to improve our diesel fuel injection device.

2. Research Project

(a) In this project, we will first investigate how big holes we can have on the screen. The finite element calculation shows that with proper spacing for the grid screens such as in Fig.3, the pressure loss from the grids is moderate. For crude oil with viscosity 210 cSt, moving at 5ft/s in 6-in diameter pipeline, the pressure loss is 0.26Psi per screen. For a device with 41 screens, the pressure loss is about 10.66 psi, moderate. For the screen in Fig.3, the rocks with diameters less than 0.3125in (0.793cm) should have not problem to pass the device.

With increasing the size of screen holes, the pressure loss will be further reduced. On the other hand, the electric field will become non-uniform. Therefore, we need to study how the electric field is affected by large screen holes. Through this study, we should be able to find the best screen design for our device.

(b) In addition, in this project, we will explore the alternative design of the viscosity reduction device: use rings for the electrodes. The new design is illustrated in Fig. 4. The electric field is produced by a set of internal and/or external rings, instead of screens. It is clear that the issue to jam the crude oil is disappeared with the rings. However, there are many important questions to be answered for this design before it can be applied on the device.

-
+
-
+
-

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Fig.4. The ring system for the viscosity reduction device.

First, we need to find the electric field between the rings, inside the device. For a device with metallic screens as shown in Fig.2, the electric field is quite uniform between the screens. Therefore, the required voltage to be applied on the electrodes is easy to determine. For a device made of rings, the electric field will not be uniform inside the device: it will be stronger at some places than that at other places. In addition, the electric field strength is not a simple function of the gap between the two neighboring rings. The ring's width and the ring's diameter also affect the electric field inside the device. Therefore, in this project, we will investigate how the electric field distribution inside the device is related to the gap between the neighboring rings, the ring width, and the ring diameter.

Second, we also need to find the electric field outside the device, i.e. outside the pipeline. For a device in Fig.2, the electric field outside the device is negligible; therefore, the device is safe. For the ring device in Fig.4, there is certainly an electric field outside the pipeline. Therefore, we need to determine it and relate it to the safety of our device.

We will carry out both experimental research and theoretical/numerical research to investigate this issue.

(c). Our diesel fuel injection device (Elektra) has demonstrated that it improves the engine efficiency. Recently, a test by Verdantec Company shows that at 28,000V, the Elektra improves the truck engine efficiency by 4.2%; while with a further increasing the voltage to 35,000V, the Elektra produces electromagnetic noise, making the dynometer impossible to work properly.

In this project, we will address this issue. We will design and manufacture a screening box to isolate our high voltage fuel injection device. With this screening box, there will be no electromagnetic noise to interfere with the dynometer. Afterwards, we will carry out tests at voltage 35,000 or above. In addition, we will try to find the optimal voltage for our device with ultra-low sulfur diesel fuel.

3. Budget.

The project will be for two years, $250,000 each year, and $500,000 in total.

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	3/1/12 – 2/28/13	3/1/13-2/28/14
Labor Costs:	112,796	116,180
Fringe Benefits:	24,834	25,579
Travel:	8,000	8,000
Lab Supplies:	17,769	13,640
Indirect Costs: (Overhead)	86,601	86,601
Total:	$250,000	$250,000

END OF DOCUMENT

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Office of Technology Transfer
1938 Liacouras Walk, 2nd Floor
Philadelphia, PA 19122

phone 215-204-5732
fax 215-204-7486
web www.temple.edu/ott

via UPS Next Day Air Confirmation Letter

March 26, 2012

Mr. Cecil Bond Kyte, CEO
Save the World Air, Inc. (STWA)
735 State Street
Suite 500
Santa Barbara, CA 93101

Re: Sponsored Research Agreement

Mr. Kyte:

Enclosed you will find one (1) original fully executed for your files.

Please let me know if you have concerns or questions.

Best regards,

Renita A. Fields

Renita A. Fields, Coordinator
Office of Technology Transfer